UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May  26, 2017

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham,  MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781)  895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2017, ImmunoGen, Inc. (“ImmunoGen”) and sanofi-aventis U.S. LLC (“Sanofi”), as successor-in-interest to Aventis Pharmaceuticals, Inc., entered into a Fourth Amendment (the “Fourth Amendment”) to their Collaboration and License Agreement dated as of July 30, 2003 (as amended, the “Collaboration Agreement”).  Pursuant to the Fourth Amendment, ImmunoGen has granted Sanofi an exclusive, worldwide, fully paid up, royalty-free, perpetual, irrevocable license to manufacture, develop and commercialize the following products: (a) isatuximab (SAR650984), an unconjugated anti-CD38 antibody; (b) SAR408701, an anti-CEACAM5 antibody drug conjugate, or ADC; (c) SAR566658, an anti-CA6 ADC; and (d) an additional ADC directed to an undisclosed target.  Pursuant to the Fourth Amendment, ImmunoGen has also agreed to forego its option to engage in certain limited co-promotion rights in the U.S. with respect to the foregoing products.

In connection with the foregoing amendment to the Collaboration Agreement, ImmunoGen and Sanofi also amended the exclusive license to our maytansinoid ADC technology for use with antibodies that target LAMP1 (the “LAMP1 License”).  Pursuant to the amendment to the LAMP1 License, ImmunoGen has granted Sanofi an exclusive, worldwide, fully paid up, royalty-free, perpetual, irrevocable license to manufacture, develop and commercialize ADCs targeting LAMP1, including the clinical candidate SAR428926.

In consideration of the foregoing amendments, Sanofi has agreed to pay ImmunoGen a paid-up license fee in the amount of $30 million.  Except for the foregoing paid-up license fee, ImmunoGen will not be entitled to receive any future milestone payments or royalties under the Collaboration Agreement or the LAMP1 License.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being filed herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated May 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: May 30, 2017	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer